
     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 29, 2003
                                                      REGISTRATION NO. 333-60412

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                ----------------

                                   SCIOS INC.
             (Exact Name of Registrant as Specified in its Charter)

            DELAWARE                   820 WEST MAUDE AVENUE               95-3701481
(STATE OR OTHER JURISDICTION OF    SUNNYVALE, CALIFORNIA 94085          I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)           (408) 616-8200             IDENTIFICATION NUMBER)


                   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
        NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE
                                    OFFICES)

                        2001 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                                 DAVID W. GRYSKA
                         SENIOR VICE PRESIDENT, FINANCE
                          AND CHIEF FINANCIAL OFFICER
                                  SCIOS INC.
                              820 WEST MAUDE AVENUE
                           SUNNYVALE, CALIFORNIA 94085
                                 (408) 616-8200
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

                                    Copy To:
                          ROBERT I. TOWNSEND, III, ESQ.
                           CRAVATH, SWAINE & MOORE LLP
                                 Worldwide Plaza
                                825 Eighth Avenue
                               New York, NY 10019
                                 (212) 474-1000


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                         DEREGISTRATION OF COMMON STOCK

On May 8, 2001, the Registrant filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-8, Registration No. 333-60412 (the "Registration Statement"), for the sale of 375,000 shares of the common stock (the "Common Stock"), par value $.001 per share, of the Registrant under the 2001 Employee Stock Purchase Plan (the "Plan").

On April 29, 2003, pursuant to the terms of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of February 10, 2003, by and among the Registrant, Johnson & Johnson and Saturn Merger Sub, Inc., a wholly-owned subsidiary of Johnson & Johnson, Saturn Merger Sub, Inc. merged with and into the Registrant, and the Registrant became a wholly-owned subsidiary of Johnson & Johnson. Each share of Common Stock outstanding immediately prior to the effective time of the merger was converted into the right to receive $45.00 in cash, without interest. Because the Registrant is no longer a public company, this Post-Effective Amendment No. 1 is being filed to deregister all of the unissued shares of Common Stock formerly issuable under the Plan and registered under the Registration Statement, constituting 63,464 shares.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sunnyvale, State of California, on the 29th day of April, 2003.


                                        SCIOS INC.

                                        By:   /s/ Christine A. Poon
                                           --------------------------------
                                           Name:  Christine A. Poon
                                           Title: Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                             TITLE                           DATE

/s/ Richard B. Brewer
----------------------   President and Chief Executive Officer   April 29, 2003
  Richard B. Brewer          (Principal Executive Officer)

/s/ David W. Gryska
----------------------   Senior Vice President, Finance and      April 29, 2003
  David W. Gryska              Chief Financial Officer
                         (Principal Financial and Accounting
                                       Officer)

/s/ Christine A. Poon
----------------------                 Director                  April 29, 2003
  Christine A. Poon

/s/ Joseph Scodari
----------------------                 Director                  April 29, 2003
   Joseph Scodari